UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 27, 2022
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 CONSOL Energy Drive Suite 400
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangement of Certain Officers.

    On May 27, 2022, the Board of Directors (the “Board”) of CNX Resources Corporation (the “Company”) approved certain management organizational changes effective as of June 1, 2022 (the “Effective Date”). The Board appointed Donald W. Rush, the Company’s Chief Financial Officer, to a newly created position of Chief Strategy Officer. In his new role as Chief Strategy Officer, Mr. Rush has responsibility for driving the Company’s strategy, growth avenues, value recognition, and branding initiatives, and continues to report directly to the Company’s President and Chief Executive Officer. As of the Effective Date, Mr. Rush ceased service as the Company’s Chief Financial Officer and there are no material changes to Mr. Rush’s compensation because of this appointment.

    Concurrently, the Board appointed Alan Shepard, age 41 to serve as the Company’s Chief Financial Officer, including serving as its principal financial and principal accounting officer, effective as of the Effective Date. Prior to this appointment, Mr. Shepard served as the Company’s Vice President – Accounting and Chief Accounting Officer, a position he has held since February 21, 2020. Prior to his appointment as the Company’s Vice President – Accounting and Chief Accounting Officer, Mr. Shepard served as the Chief Financial Officer of EdgeMarc Energy, a private equity funded oil and gas exploration and production company (“EdgeMarc”), since March 2018. Prior to assuming that role, he served as EdgeMarc’s Finance Director from December 2017 to March 2018, Controller & Treasurer from November 2015 to December 2017, and Controller from February 2014 to November 2015. Previously, Mr. Shepard served as Assistant Corporate Controller at Walter Energy Inc., a metallurgical coal company, from October 2012 to February 2014. Between July 2006 and October 2012, Mr. Shepard held several management and financial positions with the Company, including General Manager Financial Reporting from February 2012 to October 2012, Manager Financial Reporting from February 2011 to February 2012, Senior Analyst – Corporate Strategy and Risk Management from February 2010 to February 2011, Supervisor Financial Reporting from October 2007 to February 2010, and Accountant Financial Reporting from July 2006 to October 2007. Mr. Shepard was also a senior associate with PricewaterhouseCoopers LLP from May 2004 to July 2006 and is a certified public accountant. Mr. Shepard will report directly to the Company’s President and Chief Executive Officer and there are no material changes to Mr. Shepard’s compensation because of this appointment.

     There are no arrangements or understandings between Mr. Shepard and any other persons pursuant to which he was selected as Chief Financial Officer of the Company. Mr. Shepard does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

     A copy of the press release announcing the above referenced management changes is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release of CNX Resources Corporation, dated June 1, 2022
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CNX RESOURCES CORPORATION

By:    /s/ Alexander J. Reyes
Name: Alexander J. Reyes
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: June 1, 2022